As filed with the Securities and Exchange Commission on August 23, 2018.

File No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g)

OF THE SECURITIES EXCHANGE ACT OF 1934

Garrett Motion Inc.†

(Exact name of registrant as specified in its charter)

Delaware	82-4873189
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

La Pièce 16, Rolle, Switzerland	1180
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:

+41 21 695 30 00

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Common Stock, par value $0.001 per share	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None.

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company.

See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

†	The registrant was formerly named Garrett Transportation Systems Inc. As of June 14, 2018, the registrant changed its name to Garrett Motion Inc.

Garrett Motion Inc.

Information Required in Registration Statement

Cross-Reference Sheet between the Information Statement and Items of Form 10

This Registration Statement on Form 10 incorporates by reference information contained in our Information Statement, which is Exhibit 99.1 to this Registration Statement on Form 10.

Item No.	Name of Item	Location in Information Statement
1.	Business	See “Information Statement Summary,” “Business,” “The Spin-Off,” “Capitalization,” “Business,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Where You Can Find More Information”

1A.	Risk Factors	See “Risk Factors” and “Cautionary Statement Concerning Forward-Looking Statements”

2.	Financial Information	See “Capitalization,” “Selected Historical Combined Financial Data,” “Unaudited Pro Forma Combined Financial Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”

3.	Properties	See “Business—Properties”

4.	Security Ownership of Certain Beneficial Owners and Management	See “Security Ownership of Certain Beneficial Owners and Management”

5.	Directors and Executive Officers	See “Management”

6.	Executive Compensation	See “Management” and “Compensation Discussion and Analysis”

7.	Certain Relationships and Related Transactions, and Director Independence	See “Risk Factors,” “Management” and “Certain Relationships and Related Party Transactions”

8.	Legal Proceedings	See “Business—Legal Proceedings”

9.	Market Price of and Dividends on the Registrant’s Common Equity and Related Shareholder Matters	See “The Spin-Off,” “Dividend Policy,” “Security Ownership of Certain Beneficial Owners and Management” and “Description of Our Capital Stock”

10.	Recent Sales of Unregistered Securities	See “Description of Our Capital Stock”

11.	Description of Registrant’s Securities to be Registered	See “Description of Our Capital Stock”

12.	Indemnification of Directors and Officers	See “Description of Our Capital Stock” and “Certain Relationships and Related Party Transactions—Agreements with Honeywell—Separation and Distribution Agreement”

13.	Financial Statements and Supplementary Data	See “Selected Historical Combined Financial Data,” “Unaudited Pro Forma Combined Financial Statements” and “Index to Combined Financial Statements” and the financial statements referenced therein

14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	None

15.	Financial Statements and Exhibits

(a) Combined Financial Statements

See “Index to Combined Financial Statements,” “Unaudited Pro Forma Combined Financial Statements” and the financial statements referenced therein

(b) Exhibits

See the Exhibit Index of this Registration Statement on Form 10

EXHIBIT INDEX

Exhibit Number	Exhibit Description

2.1	Form of Separation and Distribution Agreement between Honeywell International Inc. and the registrant**

2.2	Form of Transition Services Agreement between Honeywell International Inc. and the registrant**

2.3	Form of Tax Matters Agreement between Honeywell International Inc. and the registrant**

2.4	Form of Employee Matters Agreement between Honeywell International Inc. and the registrant**

2.5	Form of Intellectual Property Agreement between Honeywell International Inc. and the registrant**

2.6	Form of Trademark License Agreement between Honeywell International Inc. and the registrant**

2.7	Form of Indemnification and Reimbursement Agreement by and between AlliedSignal Aerospace Service Corp., Honeywell Asia Pacific Inc. and Honeywell International Inc**

3.1	Form of Amended and Restated Certificate of Incorporation of the registrant

3.2	Form of Amended and Restated By-Laws of the registrant

10.1	Offer Letter for Olivier Rabiller, dated May 2, 2018

10.2	Employment Contract for Alessandro Gili, dated May 2, 2018

10.3	Offer Letter of Daniel Deiro, dated June 1, 2018

10.4	Offer Letter of Thierry Mabru, dated June 1, 2018

10.5	Offer Letter of Craig Balis, dated June 1, 2018

21.1	List of subsidiaries of the registrant

99.1	Preliminary Information Statement

99.2	Pertinent pages from Honeywell International Inc.’s Proxy Statement, dated March 8, 2018, filed pursuant to Rule 14a-6 of the Securities Exchange Act of 1934

99.3	Pertinent pages from the Annual Report of Honeywell International Inc. on Form 10-K for the fiscal year ended December 31, 2017, filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934

**

Certain schedules and similar attachments have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant hereby undertakes to furnish copies of any of the omitted schedules and similar attachments upon request by the U.S. Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused its Registration Statement on Form 10 to be signed on its behalf by the undersigned, thereunto duly authorized.

GARRETT MOTION INC.

By:	/s/ Su Ping Lu
Name: Su Ping Lu
Title: President

DATED: August 23, 2018